Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ben G. Campbell and Troy Renner, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the offering of shares of common stock of C.H. Robinson Worldwide, Inc. pursuant to the 2013 Equity Incentive Plan, as amended, to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 8th day of August, 2013, by the following persons:

Name	Title

/s/ John P. Wiehoff John P. Wiehoff	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Chad M. Lindbloom Chad M. Lindbloom	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Scott P. Anderson Scott P. Anderson	Director

/s/ Robert Ezrilov Robert Ezrilov	Director

/s/ Wayne M. Fortun Wayne M. Fortun	Director

/s/ Mary J. Steele Guilfoile Mary J. Steele Guilfoile	Director

/s/ Jodee Kozlak Jodee Kozlak	Director

/s/ David W. MacLennan David W. MacLennan	Director

/s/ ReBecca Koenig Roloff ReBecca Koenig Roloff	Director

/s/ Brian P. Short Brian P. Short	Director

/s/ James B. Stake James B. Stake	Director